EXHIBIT 11


                   Statement Re: Computation of Earnings Per Share
                                                      Year Ended October 31,
                                                _________________________________

                                                  1996        1995        1994
Weighted average shares outstanding             2,020,156   1,977,571   1,798,610

Net effect of dilutive stock options
  and warrants - based on the treasury             11,282      60,901      23,416
  stock method using average market price       _________   _________   _________

                                                2,031,438   2,038,472   1,822,026
                                                =========   =========   =========

Net income                                     $1,014,794  $  749,486  $1,236,214
                                               ==========  ==========  ==========

Pro forma net income                                                   $1,179,514
                                                                       ==========

Net income per share                            $    0.50  $     0.37  $     0.68
                                                =========  ==========  ==========

Pro forma net income per share                                         $     0.65
                                                                       ==========



                                                  Three Months Ended October 31
                                                _________________________________

                                                  1996        1995        1994

Weighted average shares outstanding             2,020,156   1,991,087   1,952,505

Net effect of dilutive stock options
  and warrants - based on the treasury             11,696      21,366      28,564
  stock method using average market price       _________   _________   _________

                                                2,031,852   2,012,453   1,981,069
                                                =========   =========   =========

Net income                                     $  399,273  $  308,360  $  499,597
                                               ==========  ==========  ==========

Net income per share                           $     0.20  $     0.15  $     0.25
                                               ==========  ==========  ==========
